UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2007, Peerless Systems Corporation (the “Company”) entered in a Licensed Software Addendum #7 (the “Addendum”) to that certain Master Technology License Agreement between the Company and Kyocera-Mita Corporation (“KMC”) dated April 1, 1997. Pursuant to the Addendum, the Company licenses to KMC certain software and hardware products arising under that certain Memorandum of Understanding between the parties effective as of February 1, 2005 and that certain Master Development Agreement between the parties effective as of February 1, 2005.

The foregoing description of the Addendum is qualified in its entirety by reference to the copy of the Addendum which is filed as Exhibit 10.1 to this Report, and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Licensed Software Addendum #7 to Master Technology License Agreement, by and between Kyocera-Mita Corporation and Peerless Systems Corporation.
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* Confidential treatment has been requested with respect to the omitted portions of this  exhibit, which  portions have been filed separately with the Securities and Exchange  Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: July 23, 2007	By /s/ John V. Rigali John V. Rigali Chief Financial Officer and Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Licensed Software Addendum #7 to Master Technology License Agreement, by and between Kyocera-Mita Corporation and Peerless Systems Corporation.
____________________

* Confidential treatment has been requested with respect to the omitted portions of this  exhibit, which  portions have been filed separately with the Securities and Exchange  Commission.